Exhibit 4.2

Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

No.

CUSIP NO. 497266 AC0
ISIN NO. US497266AC03

KIRBY CORPORATION

4.200% SENIOR NOTES DUE 2028

KIRBY CORPORATION, a corporation duly organized and existing under the laws of Nevada (herein called the “Company,” which term includes any successor Person under the Indenture referred to herein), for value received, hereby promises to pay to                         , or registered assigns, the principal sum set forth on the Schedule of Exchanges of Interests in Global Security attached hereto on March 1, 2028 (the “Stated Maturity Date”), and to pay interest thereon from February 12, 2018, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi‑annually in arrears on March 1 and September 1 of each year (each, an “Interest Payment Date”), commencing on September 1, 2018, at the rate of 4.200% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the immediately preceding February 15 and August 15, respectively (whether or not a Business Day); provided, however, that interest payable at the Stated Maturity Date or on any Redemption Date, Change of Control Payment Date or Second Change of Control Payment Date (if not otherwise an Interest Payment Date) will be payable to the Person to whom principal shall be payable. Interest on the Securities of this series will be computed on the basis of a 360‑day year consisting of twelve 30-day months. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Company, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Interest payable on the Securities of this series on any Interest Payment Date, any Redemption Date, any Change of Control Payment Date, any Second Change of Control Payment Date or the Stated Maturity Date shall be the amount of interest accrued from, and including, the next preceding Interest Payment Date in respect of which interest has been paid or duly provided for (or from and including the original issue date of such Securities of this series, if no interest has been paid or duly provided for) to, but excluding, such Interest Payment Date, such Redemption Date, such Change of Control Payment Date, such Second Change of Control Payment Date or the Stated Maturity Date, as the case may be. If any Interest Payment Date for the Securities of this series falls on a day that is not a Business Day, the interest payment will be made on the next succeeding day that is a Business Day, but no additional interest will accrue as a result of the delay in payment. If the Stated Maturity Date or any Redemption Date, Change of Control Payment Date or Second Change of Control Payment Date of the Securities of this series falls on a day that is not a Business Day, the related payment of principal, premium, if any, and interest will be made on the next succeeding Business Day as if it were made on the date such payment was due, and no interest will accrue on the amounts so payable for the period from and after such date to the next succeeding Business Day. The rights of holders of beneficial interests of Securities of this series to receive the payments of interest on such Securities are subject to the applicable procedures of The Depository Trust Company. Unless otherwise noted, “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions and trust companies in The City of New York are authorized or obligated by law or executive order to close.

Payment of the principal of, and premium, if any, and interest on the Securities of this series will be made at the office or agency of the Company maintained for that purpose, which, subject to the right of the Company to vary or terminate the appointment of such agency, shall initially be the Corporate Trust Office of the Trustee, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled hereto as such address shall appear in the Security Register.

This Security is a Security for purposes of the Indenture.

Reference is hereby made to the further provisions of this Security set forth on the pages following the certificate of authentication hereon, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to below, directly or through an Authenticating Agent, by manual signature of an authorized signatory, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:	KIRBY CORPORATION

By

[Seal]	Attest
Assistant Secretary

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Securities of the
series designated herein and referred to
in the within‑mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION
as Trustee

By
Authorized Signatory

KIRBY CORPORATION
4.200% SENIOR NOTES DUE 2028

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of February 12, 2018 (herein called the “Indenture”), between the Company and U.S. Bank National Association (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the Securities of the series designated in that certain Certificate of Designated Officer Establishing Terms of a Series of Securities under Indenture, dated as of February 12, 2018, limited in aggregate principal amount to $500,000,000; provided, however, that the Company may, without giving notice to or seeking the consent of the holders of the Securities of this series, issue Securities (the “Additional Notes”) with the same terms as the Securities of this series (except for issue date and, in some cases, the public offering price, and the amount and date of the first interest payment) and ranking equally and ratably with the Securities of this series and thereby increase such aggregate principal amount in the future. Any Additional Notes having such similar terms, together with the Securities of this series, will constitute a single series of Securities under the Indenture, including for purposes of voting and redemptions; provided that such Additional Notes are fungible with the Securities of this series for U.S. federal income tax purposes. No such Additional Notes may be issued if an Event of Default has occurred and is continuing with respect to the Securities of this series.

The Securities of this series are redeemable at the option of the Company, either in whole at any time or in part from time to time prior to the Par Call Date, at a Redemption Price equal to the greater of the following amounts:

(i)	100% of the principal amount of the Securities of this series being redeemed on the date fixed for redemption (a “Redemption Date”); or

(ii)
the sum of the present values of the remaining scheduled payments of principal and interest thereon that would be due if the Securities of this series being redeemed on the Redemption Date matured on the Par Call Date (not including any portion of such payments of interest accrued as of the Redemption Date) discounted to the Redemption Date on a semi‑annual basis (assuming a 360‑day year consisting of twelve 30‑day months) at the Treasury Rate, plus 25 basis points.

In each case, the Redemption Price shall also include accrued and unpaid interest on the Securities of this series being redeemed to, but excluding, the Redemption Date.

The Securities of this series are redeemable at the option of the Company, either in whole at any time or in part from time to time on and after the Par Call Date, at a Redemption Price equal to 100% of the principal amount of the Securities of this series being redeemed on the Redemption Date plus accrued and unpaid interest on the Securities of this series being redeemed to, but excluding, the Redemption Date.

In any case, the principal amount of the Securities of this series remaining outstanding after a redemption in part shall be $2,000 or an integral multiple of $1,000 in excess thereof.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term (as measured from the Redemption Date) of the Securities of this series to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Securities (assuming, for this purpose, that the Securities mature on the Par Call Date).

“Comparable Treasury Price” means, with respect to any Redemption Date, (1) the average of four Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if the Quotation Agent obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations, or (3) if only one Reference Treasury Dealer Quotation is received, such quotation.

“Par Call Date” means December 1, 2027, the date that is three months prior to the Stated Maturity Date.

“Quotation Agent” means any Reference Treasury Dealer appointed by the Company.

“Reference Treasury Dealer” means (1) each of Morgan Stanley & Co LLC and Wells Fargo Securities, LLC, and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company will substitute therefor another Primary Treasury Dealer, and (2) at least two other Primary Treasury Dealers selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

Notice of any redemption will be mailed or otherwise provided at least 30 days but not more than 60 days before the Redemption Date to each registered Holder of the Securities of this series to be redeemed by the Company or by the Trustee on the Company’s behalf, except that redemption notices may be mailed or otherwise provided more than 60 days before a Redemption Date if the notice is issued in connection with a defeasance of the Securities of this series or a satisfaction and discharge of the Indenture. Once notice of redemption is mailed or provided, the Securities of this series called for redemption will become due and payable on the Redemption Date and at the applicable Redemption Price, plus accrued and unpaid interest to, but excluding, the Redemption Date.

On and after the Redemption Date, interest will cease to accrue on the Securities of this series or any portion of the Securities of this series called for redemption (unless the Company defaults in the payment of the Redemption Price and accrued interest). Prior to any Redemption Date, the Company will deposit with the Trustee money sufficient to pay the Redemption Price of and accrued interest on the Securities of this series to be redeemed on that date. If less than all of the Securities of this series are to be redeemed, the Securities of this series to be redeemed shall be selected by the Trustee by a method the Trustee deems to be fair and appropriate or in case the Securities of this series are represented by one or more global notes, beneficial interests therein shall be selected for redemption by The Depository Trust Company in accordance with its applicable procedures therefor.

The Company shall give the Trustee written notice of the Redemption Price promptly after the calculation thereof and the Trustee shall not be responsible for such calculation.

The Securities of this series shall not be subject to any sinking fund.

If a Change of Control Repurchase Event occurs, unless the Company has exercised its option to redeem the Securities of this series in whole as described above, the Company will make an offer (the “Change of Control Offer”) to each Holder of the Securities of this series to repurchase all or any part (in integral multiples of $1,000) of the Securities of this series held by such Holder at a repurchase price in cash equal to 101% of the principal amount of the Securities of this series repurchased, plus any accrued and unpaid interest thereon to, but excluding, the date of repurchase (the “Change of Control Payment”).

Within 30 days following any Change of Control Repurchase Event or, at the Company’s option, prior to any Change of Control, but after public announcement of the transaction or transactions that constitutes or may constitute a Change of Control, the Company will mail or otherwise provide a notice to each Holder of the Securities of this series, with a copy to the Trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase such Securities of this series on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed or otherwise provided (the “Change of Control Payment Date”). The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to repurchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the Change of Control Payment Date.

The Company will comply with the requirements of Rule 14e-1 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Securities of this series as a result of a Change of Control Repurchase Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the Securities of this series, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Offer provisions of the Securities of this series by virtue of such conflict.

On the Change of Control Payment Date, the Company will, to the extent lawful:

•	accept for payment all Securities of this series or portions thereof (in integral multiples of $1,000) properly tendered pursuant to the Change of Control Offer;

•	deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Securities of this series or portions thereof properly tendered; and

•
deliver or cause to be delivered to the Trustee the Securities of this series properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Securities of this series or portions thereof being repurchased by the Company.

The Paying Agent will promptly deliver to each holder of Securities of this series properly tendered the Change of Control Payment for the Securities, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder of Securities of this series a new Security equal in principal amount to any unpurchased portion of any Securities of this series surrendered; provided, that each new Security will be in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof.

The Company will not be required to make a Change of Control Offer upon the occurrence of a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and the third party purchases all Securities of this series properly tendered and not withdrawn under its offer.

If Holders of not less than 90% in aggregate principal amount of the Outstanding Securities of this series validly tender and do not withdraw such Securities of this series in a Change of Control Offer as described above and the Company, or any third party making such an offer in lieu of the Company as described above, repurchases all of the Securities of this series validly tendered and not withdrawn by such Holders, the Company or such third party will have the right, upon not less than 15 days nor more than 60 days’ prior notice, provided that such notice is given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Securities of this series that remain Outstanding following such purchase on a date (the “Second Change of Control Payment Date”) at a price in cash equal to the price paid to Holders on the Change of Control Payment Date plus accrued and unpaid interest to, but excluding, the Second Change of Control Payment Date.

For purposes of the Change of Control Offer provisions of the Securities of this series, the following terms will be applicable:

“Below Investment Grade Rating Event” means the rating on the Securities of this series is lowered by each of the Rating Agencies and the Securities of this series are rated below Investment Grade by each of the Rating Agencies on any day within the 60-day period (which 60-day period will be extended so long as the rating of the Securities of this series is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) after the earlier of (1) the occurrence of a Change of Control and (2) public notice of the occurrence of a Change of Control or the Company’s intention to effect a Change of Control; provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Company in writing at the Company’s request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the Below Investment Grade Rating Event).

“Change of Control” means the occurrence of any of the following:

•
the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the Company’s assets and those of the Company’s subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than the Company or one of the Company’s  subsidiaries;

•	the first day on which a majority of the members of the Company’s board of directors are not Continuing Directors; or

•
the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than the Company or one or more of its wholly-owned subsidiaries, becomes the beneficial owner, directly or indirectly, of more than 50% of the Company’s outstanding Voting Stock, measured by voting power rather than number of shares.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (1) the Company becomes a direct or indirect wholly-owned subsidiary of a holding company and (2) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Continuing Director” means, as of any date of determination, any member of the Company’s board of directors who (1) was a member of the Company’s board of directors on the date of the issuance of the Securities of this series; or (2) was nominated for election, elected or appointed to the Company’s board of directors with the approval of a majority of the Continuing Directors who were members of the Company’s board of directors at the time of such nomination, election or appointment (either by a specific vote or by approval of the Company’s proxy statement in which such member was named as a nominee for election as a director).

 “Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s) and a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) or the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by the Company.

“Moody’s” means Moody’s Investors Service Inc. and its successors.

“Rating Agency” means (1) each of Moody’s and S&P; and (2) if either Moody’s or S&P ceases to rate the Securities of this series or fails to make a rating of such Securities publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” as defined in Section 3(a)(62) of the Exchange Act selected by the Company as a replacement agency for Moody’s or S&P, or both, as the case may be.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.

“Voting Stock” of any specified person as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

The defeasance provisions of the Indenture apply to this series of Securities.  If the Company exercises rights of covenant defeasance pursuant to the Indenture, the Company will no longer be obligated to offer to repurchase outstanding Securities of this series upon a Change of Control Repurchase Event.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities of a series to waive past defaults under the Indenture and their consequences with respect to such series, as well as provisions permitting the Holders of a majority in principal amount of all series affected to waive compliance with certain provisions of the Indenture. Any such consent or waiver by a Holder of Securities of this series shall be conclusive and binding upon such Holder and upon all future Holders of Securities of this series and of any Securities of this series issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As set forth in, and subject to, the provisions of the Indenture, no Holder of any Securities of this series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to this series, the Holders of not less than 25% in principal amount of the Outstanding Securities of this series shall have made written request, and offered indemnity satisfactory, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Securities of the Securities of this series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days of the notice, request and offer of indemnity; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of or premium, if any, or interest on the Securities of this series on or after the respective due dates expressed or provided for herein.

No reference herein to the Indenture and no provision of the Securities of this series or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on the Securities of this series at the times, places, and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of the Securities of this series is registrable in the Security Register, upon surrender for registration of transfer at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in global or definitive registered form, without coupons, in minimum denominations of $2,000 or any integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth and to the limitations described below, if applicable, Securities of this series are exchangeable at said office or agency of the Company for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

The Securities of this series will be the Company’s senior unsecured obligations and will rank equally in right of payment with all of the Company’s other unsecured and unsubordinated indebtedness from time to time outstanding. The Securities of this series will be effectively subordinated to any of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness.

This Security, if in global form, is exchangeable for Securities of this series in definitive certificated form only if the Depository Trust Company (the “Depository”) notifies the Company that it is unwilling or unable to continue as the U.S. Depositary for this global Security and the Company has not appointed a successor U.S. Depositary within 90 days of that notice or of its becoming aware of such cessation.  If an Event of Default has occurred with respect to the Securities represented hereby and is continuing and the Security Registrar has received a request from the Depository to issue the Securities of this series in definitive form in exchange for all or a portion of this global Security, the Company will do so upon such request, provided that the definitive Securities so issued in exchange for this permanent global Security shall be in minimum denominations of $2,000 or any integral multiple of $1,000 in excess thereof and be of like aggregate principal amount and tenor as the portion of this permanent global Security to be exchanged. In addition, the Company may at any time choose not to have the Securities of this series represented by this global Security and will then issue the Securities of this series in definitive form in exchange for this entire global Security relating to the Securities of this series. In any such interest, owners of beneficial interests in this permanent global Security will be entitled to receive physical delivery of Securities in definitive registered form of the Securities of this series represented by this global Security equal in principal amount to that beneficial interest and to have the Securities registered in its name.  The Securities of this series so issued in definitive form will be issued as registered Securities.

Neither the Company nor the Trustee shall have any liability for any delay by the Depository, its nominee or any direct or indirect participant in identifying the beneficial owners of the Securities of this series.  The Company and the Trustee may conclusively rely on, and will be protected in relying on, instruction from the Depository or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the certificated Securities of this series to be issued.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to the due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes (subject to the provisions of the Indenture), whether or not this Security is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	‑	as tenants in common
TEN ENT	‑	as tenants by the entireties
JT TEN	‑	as joint tenants with right of survivorship and not as tenants in common
UNIF GIFT MIN ACT	‑		Custodian
		(Cust)		(Minor)
Under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please Insert Social Security or
Other Identifying Number of Assignee

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

the within Security and all rights thereunder, hereby irrevocably constituting and appointing                                                   attorney to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated:
Signature

NOTICE:  THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER

SCHEDULE OF EXCHANGES OF INTERESTS IN GLOBAL SECURITY

The initial outstanding principal amount of this Global Security is $500,000,000. The following exchanges of a part of this Global Security for an interest in another Global Security or a Certificated Security have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security	Principal Amount of this Global Security Following such Decrease or Increase	Signature of Authorized Signatory of Trustee or Custodian